Exhibit 99.27

News Release

FOR IMMEDIATE RELEASE

Contacts:	Valerie Haertel (Investor Relations)	John Meyers (Media)
	(212) 969-6414	(212) 969-2301
	investor_relations@acml.com	john_meyers@acml.com

ALLIANCE CAPITAL MANAGEMENT CONFIRMS SETTLEMENT
AGREEMENTS WITH NEW YORK ATTORNEY GENERAL
AND SECURITIES AND EXCHANGE COMMISSION

New York, NY, December 18, 2003 – Alliance Capital Management L.P. (“Alliance Capital”) and Alliance Capital Management Holding L.P. (“Alliance Holding”) (NYSE: AC) today confirmed that Alliance Capital has reached terms with the New York State Attorney General (“NYAG”) and the Staff of the Securities and Exchange Commission (“SEC”) for the resolution of regulatory claims with respect to market timing in some of its mutual funds.  The agreement with the SEC is reflected in an Order of the Commission.  The agreement with the NYAG is subject to final, definitive documentation.

Lewis A. Sanders, Chief Executive Officer, said, “These settlement agreements are an extremely important step—and an important point of departure.  The key provisions of these agreements, which we endorse strongly, will bring large and lasting benefits to our clients, strengthen the governance and thus the integrity of our mutual fund services, and codify our commitment to best industry practices in many areas.”

Among key provisions of these agreements are the following:

•      Under both the SEC and NYAG agreements, Alliance Capital will establish a $250 million fund to compensate fund shareholders for the adverse effects of market timing in some of its mutual

funds.   Of the $250 million fund, the agreements characterize $150 million as disgorgement and $100 million as a penalty.

•      The agreement with the NYAG includes a weighted average reduction in fees of 20% on Alliance Capital’s U.S. long-term open-end retail funds,  commencing January 1, 2004, for a minimum of 5 years.

Under both agreements, Alliance Capital’s Mutual Funds Boards, the majority of which have already moved to elect independent chairmen from among their independent directors, will also have independent directors that comprise at least 75% of each Board, and will add a senior officer and any needed staff to assist the Boards in their oversight of compliance, fiduciary issues and conflicts of interest.

“While the management fee reduction is an integral part of the agreement with the NYAG, we embrace it fully. Driving costs out of our mutual fund operations and passing on the resulting savings in the form of lower fees and expenses to our mutual fund shareholders is a major company priority,” Mr. Sanders said. “The establishment of the $250 million fund delivers on our public commitment that any client adversely affected by inappropriate market timing in our mutual funds will receive compensation,” he added.

The terms and conditions of the agreements also include, among others:

•      formation of a  Code of  Ethics  Oversight  Committee, composed of senior executives of Alliance Capital’s operating businesses, to oversee all matters relating to issues arising under the Alliance Capital Code of Ethics;

•      establishment of an  Internal  Compliance  Controls  Committee, chaired by Alliance Capital’s Chief Compliance Officer, to review compliance issues throughout Alliance Capital, endeavor to develop solutions to those issues as they may arise from time to time, and oversee implementation of those solutions;

•      establishment of a company ombudsman to whom Alliance Capital employees may convey concerns about Alliance Capital business matters that they believe involve matters of ethics or questionable practices;

•      engagement of an  Independent  Compliance  Consultant to conduct a comprehensive review of Alliance Capital’s supervisory, compliance, and other policies and procedures designed to prevent and detect conflicts of interest, breaches of fiduciary duty, breaches of the Alliance Capital Code of Ethics and federal securities law violations by Alliance Capital and its employees;  and

•      commencing in 2005, and at least once every other year thereafter, Alliance Capital shall undergo a compliance review by an independent third party.

Mr. Sanders concluded, “Our clients’ best interests are  primary to us.  The structural steps outlined above will work to ensure this result, as will additional actions we are taking to restructure and reposition our mutual fund business.  We have appointed a new management team of the highest caliber and integrity, to set this business on the right path.  In the days ahead, we expect to announce further initiatives that—while not part of the settlement agreements—will further demonstrate our commitment to achieving best industry practices with respect to such issues as transparency, alignment of the company’s interests with those of our mutual fund shareholders, improved share class designs, and above all, offering distinctive investment services which will help clients better establish and achieve their financial goals.  These initiatives will be important to Alliance Capital and to its investors.  Perhaps they will even contribute constructively to mutual fund industry reform.”

In connection with establishing the restitution fund, Alliance Capital expects to take a $140 million pre-tax charge to its fourth-quarter earnings.   As a result of this charge, together with the charge taken in the third quarter, Alliance Capital and Alliance Holding do not anticipate payment of a distribution to their respective Unitholders for the fourth quarter. Distributions are expected to resume for the first quarter of 2004, with payout  policy returning to traditional levels for the second quarter of 2004. The aggregate management fee reduction for 2004 is expected to be approximately $70 million, based on current assets under management, with the reduction varying in both amount and rate by individual fund.  The effect of such fee reductions on earnings, net of currently planned reductions in expenses, is estimated to be approximately $0.20 per Unit in 2004.

ABOUT ALLIANCE CAPITAL

Alliance Capital is a leading global investment management firm providing investment management services for many of the largest U.S. public and private employee benefit plans, foundations, public employee retirement funds, pension funds, endowments, banks, insurance companies and high-net-worth individuals worldwide.  Alliance Capital is also one of the largest mutual fund sponsors, with a diverse family of globally distributed mutual fund portfolios.  Through its Sanford C. Bernstein & Co., LLC subsidiary, Alliance provides in-depth research, portfolio strategy and trade execution to the institutional investment community.

At September 30, 2003, Alliance Holding owned approximately 30.9% of the Alliance Capital Units. AXA Financial was the beneficial owner of approximately 55.1% of the outstanding Alliance Capital Units at September 30, 2003 (including those held indirectly through its ownership of 1.9% of the outstanding Alliance Holding Units), which, including the general partnership interests in Alliance Capital and Alliance Holding, represent an approximate 55.6% economic interest in Alliance Capital.  AXA Financial, Inc. is a wholly owned subsidiary of AXA, one of the largest global financial services organizations.  Additional information may be found at www.alliancecapital.com.

FORWARD-LOOKING STATEMENTS

Certain statements provided by Alliance Capital and Alliance Holding in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  The most significant of such factors include, but are not limited to, the following: the performance of financial markets, the investment performance of Alliance Capital’s sponsored investment products and separately managed accounts, general economic conditions, future acquisitions, competitive conditions, and government regulations, including changes in tax rates.  Alliance Capital and Alliance Holding caution readers to carefully consider such factors.  Further, such forward-looking statements speak only as of the date on which such statements are made; Alliance Capital and Alliance Holding undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

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